CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Forum Funds II and to the use of our report dated January 26, 2016 on the financial statements and financial highlights of Baywood ValuePlus Fund (formerly Baywood SKBA ValuePlus Fund), a series of shares of beneficial interest in Forum Funds II.  Such financial statements and financial highlights appear in the November 30, 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

March 28, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Forum Funds II and to the use of our report dated November 30, 2015 on the financial statements and financial highlights of Baywood SociallyResponsible Fund (formerly City National Rochdale Socially Responsible Equity Fund), a series of shares of beneficial interest in Forum Funds II.  Such financial statements and financial highlights appear in the City National Rochdale Funds' September 30, 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

March 28, 2016